Exhibit 24.1

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin H. Loeffler, Edward G. Jepsen and Edward C. Wetmore and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities to sign his or her name to the Annual Report on Form 10-K for the year ended December 31, 2001 under the Securities Exchange Act of 1934, as amended, and to any and all amendments of said Company, and to cause the same to be filed with the Securities and Exchange Commission and to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of the common stock of the Company to be issued by the Company pursuant to the Amended 1997 Option Plan for Key Employees of Amphenol Corporation and subsidiaries, 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries, and the Amphenol Corporation Director's Deferred Compensation Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8 or any Form relating to the registration of such common stock to be filed with the Securities and Exchange Commission with respect to said common stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                          Title                      Date
       ---------                          -----                      ----

/s/ Martin H. Loeffler      Chairman, President, CEO and        March 25, 2002
----------------------      Director (principal executive
Martin H. Loeffler          officer)

/s/ Edward G. Jepsen        Executive Vice President and        March 25, 2002
----------------------      Chief Financial Officer
Edward G. Jepsen            (principal accounting officer)

/s/ Timothy F. Cohane       Senior Vice President               March 25, 2002
----------------------
Timothy F. Cohane

/s/ Diana G. Reardon        Treasurer & Controller              March 25, 2002
----------------------
Diana G. Reardon

/s/ Edward C. Wetmore       Secretary & General Counsel         March 25, 2002
----------------------
Edward C. Wetmore

/s/ Henry R. Kravis         Director                            March 18, 2002
----------------------
Henry R. Kravis

/s/ George R. Roberts       Director                            March 18, 2002
----------------------
George R. Roberts

/s/ Michael W. Michelson    Director                            March 18, 2002
----------------------
Michael W. Michelson

/s/ Marc S. Lipschultz      Director                            March 18, 2002
----------------------
Marc S. Lipschultz

/s/ Scott C. Nuttall        Director                            March 17, 2002
----------------------
Scott C. Nuttall

/s/ Andrew M. Clarkson      Director                            March 25, 2002
----------------------
Andrew M. Clarkson

/s/ Andrew E. Lietz         Director                            March 25, 2002
----------------------
Andrew E. Lietz